Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S 8 (No. 333-221145, 333-63131, 333-67115, 333-129752, 333-198181, and 333-206419) of NextGen Healthcare, Inc. of our report dated May 28, 2019 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/S/ PricewaterhouseCoopers LLP

Irvine, California

May 28, 2019